Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of iShares Trust of our reports dated December 21, 2023, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR for the funds listed in Appendix A for the year ended October 31, 2023. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 23, 2024

Appendix A

1.	iShares 0-5 Year High Yield Corporate Bond ETF
2.	iShares 0-5 Year Investment Grade Corporate Bond ETF
3.	iShares 0-5 Year TIPS Bond ETF
4.	iShares 1-3 Year International Treasury Bond ETF
5.	iShares 20+ Year Treasury Bond BuyWrite Strategy ETF
6.	iShares Aaa - A Rated Corporate Bond ETF
7.	iShares BB Rated Corporate Bond ETF
8.	iShares Broad USD High Yield Corporate Bond ETF
9.	iShares CMBS ETF
10.	iShares Convertible Bond ETF
11.	iShares Core 1-5 Year USD Bond ETF
12.	iShares Core International Aggregate Bond ETF
13.	iShares Core Total USD Bond Market ETF
14.	iShares ESG Advanced High Yield Corporate Bond ETF
15.	iShares Fallen Angels USD Bond ETF
16.	iShares Floating Rate Bond ETF
17.	iShares GNMA Bond ETF
18.	iShares High Yield Corporate Bond BuyWrite Strategy ETF
19.	iShares iBonds 2024 Term High Yield and Income ETF
20.	iShares iBonds 2025 Term High Yield and Income ETF
21.	iShares iBonds 2026 Term High Yield and Income ETF
22.	iShares iBonds 2027 Term High Yield and Income ETF
23.	iShares iBonds 2028 Term High Yield and Income ETF
24.	iShares iBonds 2029 Term High Yield and Income ETF
25.	iShares iBonds 2030 Term High Yield and Income ETF
26.	iShares iBonds Dec 2024 Term Corporate ETF
27.	iShares iBonds Dec 2024 Term Muni Bond ETF
28.	iShares iBonds Dec 2024 Term Treasury ETF
29.	iShares iBonds Dec 2025 Term Corporate ETF
30.	iShares iBonds Dec 2025 Term Muni Bond ETF
31.	iShares iBonds Dec 2025 Term Treasury ETF
32.	iShares iBonds Dec 2026 Term Corporate ETF
33.	iShares iBonds Dec 2026 Term Muni Bond ETF
34.	iShares iBonds Dec 2026 Term Treasury ETF
35.	iShares iBonds Dec 2027 Term Corporate ETF
36.	iShares iBonds Dec 2027 Term Muni Bond ETF
37.	iShares iBonds Dec 2027 Term Treasury ETF
38.	iShares iBonds Dec 2028 Term Corporate ETF
39.	iShares iBonds Dec 2028 Term Muni Bond ETF
40.	iShares iBonds Dec 2028 Term Treasury ETF
41.	iShares iBonds Dec 2029 Term Corporate ETF
42.	iShares iBonds Dec 2029 Term Muni Bond ETF
43.	iShares iBonds Dec 2029 Term Treasury ETF
44.	iShares iBonds Dec 2030 Term Corporate ETF
45.	iShares iBonds Dec 2030 Term Treasury ETF
46.	iShares iBonds Dec 2031 Term Corporate ETF
47.	iShares iBonds Dec 2031 Term Treasury ETF
48.	iShares iBonds Dec 2032 Term Corporate ETF
49.	iShares iBonds Dec 2032 Term Treasury ETF
50.	iShares iBonds Dec 2033 Term Corporate ETF
51.	iShares iBonds Dec 2033 Term Treasury ETF
52.	iShares iBonds Oct 2024 Term TIPS ETF
53.	iShares iBonds Oct 2025 Term TIPS ETF
54.	iShares iBonds Oct 2026 Term TIPS ETF

55.	iShares iBonds Oct 2027 Term TIPS ETF
56.	iShares iBonds Oct 2028 Term TIPS ETF
57.	iShares iBonds Oct 2029 Term TIPS ETF
58.	iShares iBonds Oct 2030 Term TIPS ETF
59.	iShares iBonds Oct 2031 Term TIPS ETF
60.	iShares iBonds Oct 2032 Term TIPS ETF
61.	iShares iBonds Oct 2033 Term TIPS ETF
62.	iShares International Treasury Bond ETF
63.	iShares Investment Grade Corporate Bond BuyWrite Strategy ETF
64.	iShares J.P. Morgan Broad USD Emerging Markets Bond ETF
65.	iShares J.P. Morgan USD Emerging Markets Bond ETF
66.	iShares TIPS Bond ETF
67.	iShares Treasury Floating Rate Bond ETF
68.	iShares U.S. Fixed Income Balanced Risk Factor ETF
69.	iShares U.S. Treasury Bond ETF
70.	iShares USD Green Bond ETF
71.	iShares Yield Optimized Bond ETF

3